Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

RAMANTIQUE JEWELRY LTD.

Under Section 402 of the Business Corporation Law

FIRST:	The name of the Corporation is: RAMANTIQUE JEWELRY LTD.

SECOND:
This Corporation is formed to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD:	The County within this state, in which the office of the corporation is to be located is: New York County.

FOURTH:	The total number of shares which the Corporation shall have authority to issue are: 50,000,000 shares common stock par value $.0001, and 10,000,000 shares of preferred stock, par value $.0001.
The powers, preferences, rights, and the qualification, limitations and restrictions of the preferred shares shall be determined by the board of directors.

FIFTH:
The Secretary of State is designated as agent of the Corporation upon whom process against the Corporation may be served.  The post office address to which the Secretary of State shall mail a copy of any process accepted on behalf of the Corporation is:

c/o Schonfeld & Weinstein, L.L.P.
80 wall Street, Suite 815
New York, New York 10005

SIXTH:
No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.  Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

IN WITNESS WHEREOF, this Certificate of Incorporation has been submitted by the undersigned this __28____________ day of August 2012.

_____________________________
Yitzchok Gurary
Incorporator

AMENDMENT NO. 1 TO CERTIFICATE OF INCORPORATION

Certificate of Amendment
To the
Certificate of Incorporation for
RAMANTIQUE JEWELRY LTD.
Pursuant to Section 805 of the Business Corporation Law

It is hereby certified that

1.	The name of the corporation is RAMANTIQUE JEWELRY LTD.
2.	The corporation was originally formed under the name RAMANTIQUE JEWELRY LTD.
3.	The Certificate of Incorporation was filed with the Department of State pursuant to the Business Corporation Law on 9/6/2012
4.	The Certificate of Incorporation of this Corporation is hereby amends the corporation name:

Paragraph 1 of the certificate is amended to read as follows:

1.  The name of the corporation is:  ROMANTIQUE JEWELRY LTD.”

5.	The amendment was authorized first by the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

In witness whereof, the undersigned affirms under the penalties of perjury that the statement contained herein are true.

October 2, 2012

/s/ Yitzhok Gurary

AMENDMENT NO. 2 TO CERTIFICATE OF INCORPORATION

Certificate of Amendment
To the
Certificate of Incorporation for
ROMANTIQUE JEWELRY LTD.
Pursuant to Section 805 of the Business Corporation Law

It is hereby certified that

1.	The name of the corporation is ROMANTIQUE JEWELRY LTD.
2.	The corporation was originally formed under the name RAMANTIQUE JEWELRY LTD.
3.	The Certificate of Incorporation was filed with the Department of State pursuant to the Business Corporation Law on 9/6/2012
4.	The Certificate of Incorporation of this Corporation is hereby amends the corporation name:

Paragraph 1 of the certificate is amended to read as follows:

“1.  The name of the corporation is:  ROMANTIQUE LTD.”

5.	The amendment was authorized first by the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

In witness whereof, the undersigned affirms under the penalties of perjury that the statement contained herein are true.

11/30/2012

/s/ Yitzhok Gurary